EXHIBIT 10.2
SEVERANCE AGREEMENT
AND RELEASE OF ALL CLAIMS
     This Severance Agreement and Release of All Claims (this “Agreement”), effective as of September 7, 2006 (the “Effective Date”), is made and entered into by and between Carrie Carlander (“Employee”) and ADVENTRX Pharmaceuticals, Inc., a Delaware corporation (the “Company”).
     WHEREAS, the Company and Employee have mutually determined that it is in their respective best interests to terminate Employee’s employment with the Company and to transition Employee’s responsibilities and duties to the Company in a considered and professional manner;
     WHEREAS, the Company and Employee desire to settle fully and finally any existing or potential differences between them including, without limitation, all tort, contractual, discrimination, statutory and common law claims;
     NOW, THEREFORE, BE IT RESOLVED, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, and to avoid unnecessary litigation, it is hereby agreed by and between the parties as follows:
     1. Termination Date. Employee’s employment with the Company will terminate effective as of the Effective Date.
     2. Consulting Relationship. Effective concurrent with the effectiveness of this Agreement, Employee and the Company will enter into that certain Consulting Agreement in substantially the form of Exhibit A, attached hereto (the “Consulting Agreement”) (including the Company’s current Confidential Information and Inventions Assignment Agreement referenced in the Consulting Agreement).
     3. Press Release and Form 8-K. On the Effective Date (or, at the Company’s election, by the fourth business day following the Effective Date), the Company will issue a press release mutually agreed upon by the Company and Employee and file with or furnish to the Securities and Exchange Commission a Current Report on Form 8-K mutually agreed upon by the Company and Employee.
     4. Consideration.
          (a) On the Effective Date, the Company will make available to Employee Employee’s final paycheck for wages and all earned and unused vacation. This payment is not dependent upon Employee signing this Agreement. In addition, in consideration of Employee’s executing this Agreement and performing Employee’s obligations hereunder (including, without limitation, granting the release set forth in Section 7), and immediately following Employee’s resignation from her positions with the Company (including as an “officer,” as defined in Section 16 of the Securities Exchange Act of 1934) the Company will issue to Employee 93,611 fully-

vested shares of the Company’s common stock, $0.001 par value per share, less applicable withholding taxes (the “Severance Benefit”).
          (b) Effective as of the Effective Date, any and all options or other rights to purchase shares of the Company’s securities (including under the Company’s 2005 Equity Incentive Plan and pursuant to the Initial Grant and that certain Stock Option Agreement, with a “Grant Date” of January 31, 2006) hereby terminate and are of no further force or effect, and Employee will execute such documents as the Company reasonably requests to reflect the foregoing. In addition, Employee will promptly (but in any event within 10 calendar days of the Effective Date) return to the Company the original copy of all documents evidencing any option or other right to purchase shares of the Company’s securities, which documents will be marked “CANCELLED” or with other similar marking. For clarification, in no way will Employee’s consulting relationship with the Company (as described in Section 2) be construed in any way as Employee providing “Continuous Service” (as defined in the Company’s 2005 Equity Incentive Plan) to the Company.
     5. Acknowledgement. Employee hereby acknowledges and agrees that, upon Employee’s receipt of the final paycheck described in Section 4, the Company has paid all salary, wages, bonuses, commissions, vacation pay, floating holiday pay and other benefits or compensation due Employee from the Company.
     6. Failure to Perform. Employee acknowledges and agrees that, but for this Agreement, Employee is not entitled to the Severance Benefit and that, in the event Employee fails to fully perform under this Agreement, the Company has no obligation to provide Employee the Severance Benefit.
     7. Releases and Related Provisions.
          (a) Employee’s General Release. Employee, for Employee, Employee’s heirs, executors, administrators, representatives, assigns and successors, fully and forever releases and discharges the Company and each of its current, former and future parents, subsidiaries, related entities, employee benefit plans and their respective fiduciaries, predecessors, successors, officers, directors, stockholders, agents, employees, consultants, attorneys and assigns (collectively, the “Discharged Parties”) with respect to any and all claims, liabilities and causes of action, of every nature, kind and description, in law, equity or otherwise, which have arisen, occurred or existed at any time prior to the Effective Date, including (without limitation) any and all claims, liabilities and causes of action arising out of or relating in any way to Employee’s employment with the Company, including (but not limited to) the offer and termination of Employee’s employment as well as the terms and conditions of Employee’s employment. The foregoing release will not apply to rights arising under California Labor Code Section 2802.
          (b) The Company’s General Release. The Company, for itself and each of its current, former and future parents, subsidiaries, related entities, employee benefit plans, predecessors, successors and assigns over which it has control and the right to release Employee as set forth herein, fully and forever releases and discharges Employee and Employee’s heirs, executors, administrators, representatives, attorneys and assigns (collectively the “Releasees”) with respect to any and all claims, liabilities and causes of action, of every nature, kind and description, in law, equity or otherwise, which have arisen, occurred or existed at any time prior to the Effective Date, including (without limitation) any and all claims, liabilities and causes of action arising out of or relating in any way to Employee’s employment with the Company.
          (c) Knowing Waiver of Employment-Related Claims. Employee hereby waives and releases any and all rights Employee may have had, how have, or in the future may have, to pursue against any of the Discharged Parties any and all remedies available to Employee under any employment-related causes of action, including (without limitation) claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, discrimination, personal injury, physical injury, emotional distress, claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Federal Rehabilitation Act, the Family and Medical Leave Act, the California Fair Employment and Housing Act, the California Family Rights Act, the Equal Pay Act of 1963, the provisions of the California Labor Code and any other federal, state or local law or regulation relating to employment, conditions of employment (including wage and hour laws), perquisites of employment (including, but not limited to, stock, stock options and incentive compensation) and/or employment discrimination. Claims not covered by this Section 7 are claims for unemployment insurance benefits and workers’ compensation. Employee represents that Employee has not suffered any work-related injury or illness.
          (d) Waiver of Civil Code Section 1542. Employee and the Company (the “Parties”) acknowledge that the Parties may discover facts different from or in addition to those which the Parties now know or believe to be true and that this Agreement (including, specifically, the provisions of this Section 7) will be and remain in full force and effect in all respects even if the Parties discover new or additional facts after the Effective Date. The Parties expressly waive any and all rights and benefits conferred upon them by Section 1542 of the Civil Code of the State of California, which states:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”
     The Parties expressly agree and understand that the general release given in this Section 7 applies to all unknown, unsuspected and unanticipated claims, liabilities and causes of action which the Parties may have against any of the Discharged Parties and/or Releasees.
          (d) No Admission. This Agreement and performance of the acts required by it does not constitute an admission of liability, culpability, negligence or wrongdoing on the part of anyone and will not be construed for any purposes as an admission of liability, culpability, negligence or wrongdoing on the part of the Company, or Employee, or any of the other Discharged Parties or Releasees.
          (e) Suit and Administrative Proceedings. The Parties represent that they have not instituted, filed or participated in any legal or administrative proceedings against each other, or any of the Discharged Parties or Releasees. The Parties promise and agree that they will never sue one another, or any of the Discharged Parties or Releasees, or otherwise institute or participate in any legal or administrative proceedings against one another or any of the Discharged Parties or Releasees with respect to any claim covered by this Section 7. The Parties represent that each of them is the sole owner of all claims relating to Employee’s employment with the Company and that neither of them has assigned or transferred any claims covered by this Section 7 or otherwise relating to Employee’s employment to any other person or entity.
          (f) Period to Consider Terms. Employee acknowledges that Employee is entitled to time during which to consider the terms of this Agreement. Employee understands and acknowledges that the Company advises Employee to obtain advice concerning this Agreement, including the provisions of this Section 7. Employee acknowledges that Employee has obtained sufficient information to intelligently exercise Employee’s own judgment regarding the terms of this Agreement before executing it. In addition, Employee acknowledges that Employee has had ample opportunity to obtain the advice and counsel from an attorney of Employee’s choice and that Employee executes this Agreement having had sufficient time during which to consider its terms.
     8. Proprietary Information; Continuing Obligations. Employee represents that Employee has returned to the Company all Company documents, information and property, including (without limitation) files, records, computer access codes and instruction manuals, as well as any of the Company’s assets or equipment that Employee has in Employee’s possession or are under Employee’s control. Employee further agrees not to keep any copies of any Company documents or information. Employee acknowledges and agrees that Employee will continue to be bound by (a) the Confidential Information, Non-Solicitation and Invention Assignment Agreement for Employees entered into between the Company and Employee (the “Company Agreement”), (b) the Code of Business Conduct and Ethics for Employees, Executive Officers and Directors executed by Employee (the “Code of Ethics”) and (c) the Policies and Procedure Manual executed by Employee (the “Manual), copies of all of which have been provided to Employee.
     9. Confidentiality. Employee agrees to keep this Agreement confidential and not to reveal its contents to anyone except Employee’s lawyer, spouse and/or financial consultant.
     10. Non-disparagement. The Parties agree that they will not at any time disparage one another, including the Discharged Parties and the Releasees in any manner likely to be harmful to them or their respective businesses or reputations (whether personal or professional); provided, however, that the Parties may respond accurately and fully to any questions, inquiry or request for information when required to do so by legal process.

     10. Successors and Assigns. This Agreement will be binding upon Employee and Employee’s heirs, executors, administrators, representatives, assigns and successors.
     11. Severability. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be wholly or partially illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining parts, terms, or provisions will not be affected thereby, and the illegal, invalid or unenforceable, part, term, or provision will be amended or removed to the minimum extent necessary so that the remainder of this Agreement is legal, valid and enforceable.
     12. Governing Law. This Agreement will be interpreted and construed in accordance with and be governed by the laws of the State of California as applied to agreement among California residents entered into and to be performed entirely within California.
     13. Entire Agreement. Employee represents and acknowledges that, in executing this Agreement, Employee is not relying and has not relied upon any representation or statement made by any of the Discharged Parties or by any their respective agents, attorneys, or representatives with regard to the subject matter, basis, or effect of this Agreement, or otherwise, other than those specifically stated in this Agreement. This Agreement contains the entire agreement between the Company and Employee with respect to any matters referred to herein and supersedes any previous oral or written agreements, except the Consulting Agreement (including the Confidential Information and Inventions Agreement), the Company Agreement, the Code of Ethics and the Manual, each of which will remain in full force and effect until it terminates or expires pursuant to its terms or as set forth herein.
     IN WITNESS WHEREOF, the Parties hereto have signed this Severance Agreement and Release of All Claims as of the Effective Date.

COMPANY:	ADVENTRX PHARMACEUTICALS, INC.
	By:	/s/ Evan M. Levine
Evan M. Levine, Chief Executive Officer

EMPLOYEE:	By:	/s/ Carrie Carlander
Carrie Carlander

Exhibit A
CONSULTING AGREEMENT
[See Exhibit 10.3]

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